Exhibit 99.1

GRANTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

VLADIMIR GUSINSKY REVOCABLE TRUST, on behalf of itself and all similarly situated holders of AAR CORP.,

Plaintiff,

v.	C.A. No. 2020-0714-KSJM

ANTHONY K. ANDERSON, MICHAEL R. BOYCE, H. JOHN GILBERTSON, JAMES E. GOODWIN, JOHN M. HOLMES, PATRICK J. KELLY, ROBERT F. LEDUC, DUNCAN J. MCNABB, PETER PACE, DAVID P. STORCH, JENNIFER L. VOGEL, MARC J. WALFISH, RONALD B. WOODARD, AAR CORP., and COMPUTERSHARE TRUST COMPANY, N.A.,

Defendants.

STIPULATION AND [PROPOSED] ORDER CLOSING THE CASE

WHEREAS, on August 28, 2020, plaintiff Vladimir Gusinsky Revocable Trust (“Plaintiff”) filed a putative class action complaint in the above-captioned action (the “Complaint”) seeking declaratory and injunctive relief concerning the stockholder rights Agreement (the “Rights Agreement”) adopted by the board of directors (the “Board”) of AAR CORP. (“AAR”) on March 30, 2020;

WHEREAS, Plaintiff also filed on August 28, 2020 a Motion for Expedited Discovery and Setting a Prompt Trial Date (the “Expedition Motion”);

WHEREAS, on September 11, 2020, following briefing and argument, the Court granted Plaintiff’s Expedition Motion;

WHEREAS, on October 5, 2020, AAR terminated the Rights Agreement (the “Termination”) and filed a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) stating that the “Board decided to take this action after evaluating current market conditions relative to the time of the adoption of the Rights Agreement and receiving objections from a large institutional stockholder regarding the adoption of the Rights Agreement”;

WHEREAS, on October 8, 2020, Plaintiff and Defendants (together, the “Parties”) submitted a [Proposed] Stipulated Order Dismissing the Action as Moot and Retaining Jurisdiction to Determine Plaintiff’s Counsel’s Application for an Award of Attorneys’ Fees & Reimbursement of Expenses (the “Dismissal Order”), which requested that the Court dismiss the above-captioned action (the “Action”) with prejudice as to named Plaintiff and retain jurisdiction over the Action solely for the purpose of determining Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses (“Plaintiff’s Fee Application”);

WHEREAS, on October 13, 2020, the Court granted the Dismissal Order;

WHEREAS, following the granting of the Dismissal Order, Plaintiff  conducted discovery regarding whether Plaintiff’s prosecution of the Action was a causal factor in the Termination;

WHEREAS, defendants AAR, Anthony K. Anderson, Michael R. Boyce, H. John Gilbertson, James E. Goodwin, John M. Holmes, Patrick J. Kelly, Robert F. Leduc, Duncan J. McNabb, Peter Pace, David P. Storch, Jennifer L. Vogel, Marc J. Walfish, and Ronald B. Woodard (collectively, “Defendants”) maintain that the Action was not a causal factor in the Board’s decision to terminate the Rights Agreement;

WHEREAS, while Plaintiff maintains the Action was a factor in the Board’s decision to terminate the Rights Agreement, Plaintiff believes discovery revealed that certain “objections from a large institutional stockholder regarding the adoption of the Rights Agreement” were the primary causal factor in the Termination;

WHEREAS, solely to avoid the time and expense of further litigation with respect to Plaintiff’s Fee Application, Defendants reached an agreement with Plaintiff to resolve Plaintiff’s Fee Application with a payment to Plaintiff’s counsel by or on behalf of AAR of $800,000.00 (the “Mootness Fee”); and

WHEREAS, the Court has not and will not pass judgment on the amount of the Mootness Fee.

IT IS HEREBY STIPULATED AND AGREED, pursuant to Rules 23(e) and 41(a) of the Rules of the Court of Chancery, subject to the approval of the Court that:

1.            Counsel for Defendants shall cause this Stipulation and Order to be filed by AAR in a Form 8-K to be filed with the SEC within five (5) days of the entry of this Stipulation and Order, which Form 8-K will constitute adequate notice to the extent required under Chancery Court Rule 23(e);

2.            Upon compliance with Paragraph 1 herein, Defendants shall file an affidavit (the “Affidavit”) with the Court (no later than five (5) days after the Stipulation and Order has been disseminated by AAR in the Form 8-K) stating that Defendants have complied with Paragraph 1 above;

3.            Upon the filing of the Affidavit:

a.	The Register in Chancery is directed to close the Action on the docket for all purposes; and

b.	The Court will no longer retain jurisdiction over the Action.

4.            Within fifteen (15) days of the date of the entry of this Stipulation and Order, the Mootness Fee shall be paid by or on behalf of AAR to Plaintiff’s counsel to an account designated by Plaintiff’s counsel.

Dated: March 8, 2021

OF COUNSEL:	BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

BERNSTEIN LITOWITZ BERGER & GROSSMAN LLP	/s/ Gregory V. Varallo
Mark Lebovitch	Gregory V. Varallo (#2242)
Thomas G. James	500 Delaware Avenue, Suite 901
Jacqueline Ma	Wilmington, DE 19801
1251 Avenue of the Americas	(302) 364-3601
New York, NY 10020
(212) 554-1400	Counsel for Plaintiff

FRIEDMAN OSTER & TEJTEL PLLC
Jeremy S. Friedman
David F.E. Tejtel
493 Bedford Center Road, Suite 2D
Bedford Hills, NY 10507
(888) 529-1108

RM LAW, P.C.
Richard Maniskas
1055 Westlakes Drive, Suite 300
Berwyn, PA 19312
(484) 324-6800

RICHARDS, LAYTON & FINGER, P.A.

OF COUNSEL:	/s/ Blake Rohrbacher
Blake Rohrbacher (#4750)
WINSTON & STRAWN LLP	Alexander M. Krischik (#6286)
James P. Smith III	One Rodney Square
John E. Schreiber	920 North King Street
John S. Tschirgi	Wilmington, DE 19801
200 Park Avenue	(302) 651-7700
New York, NY 10166-4193
(212) 294-6700	Counsel for Defendants Anthony K. Anderson, Michael R. Boyce, H. John Gilbertson, James E. Goodwin, John M. Holmes, Patrick J. Kelly, Robert F. Leduc, Duncan J. McNabb, Peter Pace, David P. Storch, Jennifer L. Vogel, Marc J. Walfish, Ronald B. Woodard, and AAR Corp.

APPROVED AND SO ORDERED, this _____ day of March, 2021.

Kathaleen St. Jude McCormick Vice Chancellor

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action
Judge:	Kathaleen St Jude McCormick
File & Serve
Transaction ID:	66400980
Current Date:	Mar 10, 2021
Case Number:	2020-0714-KSJM
Case Name:	CONF ORD - Vladimir Gusinsky Revocable Trust v. AAR Corp.
Court Authorizer:	Kathaleen St Jude McCormick

/s/ Judge Kathaleen St Jude McCormick